UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 26, 2006

TOWER AUTOMOTIVE, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12733 (Commission File Number)	41-1746238 (IRS Employer Identification No.)

27175 HAGGERTY ROAD, NOVI, MICHIGAN 48377
(Address of Principal Executive Offices)   (Zip Code)

(248) 675-6000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ( c))

Section 2 -- Financial Information

Item 2.05      Costs Associated with Exit or Disposal Activities.

On June 26, 2006, Tower Automotive, Inc. (the "Company") announced that it will phase out production at its Toronto, Ontario aluminum foundry and mini-mill by August 31, 2006, as part of its ongoing restructuring plan. This action is part of the Company's ongoing strategy to improve operational efficiency and cost competitiveness while focusing on its core business of automotive structural stampings and assemblies.

Total estimated costs associated with this action amount to approximately $19.9 million, which is comprised of employee related costs of $4.3 million, asset impairment charges of $14.5 million, other non cash charges of $0.7 million and other costs of $0.4 million. Future cash expenditures for these actions are estimated at $4.7 million.

As part of this ongoing process, the Company may undertake additional actions in the future to rationalize and consolidate its operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 27, 2006	TOWER AUTOMOTIVE, INC. Registrant /s/ Christopher T. Hatto ______________________________________ Christopher T. Hatto Corporate Controller and Chief Accounting Officer